POWER OF ATTORNEY

STATE OF TEXAS	     )(

				 	KNOW ALL MEN BY THESE PRESENTS:

COUNTY OF DALLAS  )(

THAT I, Billy Hughes, Senior Vice President of United States Lime & Minerals, Inc.,a Texas corporation, hereby constitute and appoint Timothy W. Byrne and
M. Michael Owens as my true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign for me and in my name, place, and stead, in any and all capacities, any and all forms required to be filed by me pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules promulgated thereunder and any and all amendments to such forms and to file the same with the United States Securities and Exchange Commission. I further hereby ratify and confirm any and all actions, matters, and things that such attorneys-in-fact and agents shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers granted herein.

	EXECUTED this 22nd day of April, 2003
						       / s / Billy Hughes

STATE OF TEXAS          )(
COUNTY OF DALLAS   )(

	This instrument was acknowledged before me on the 22nd day of April, 2003 by Billy Hughes.

						/ s / Nita Webb
						Notary Public
						State of Texas

						My Commission Expires:
						10/12/03